SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2004

Raytech Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9298	06-1182033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 295, Four Corporate Drive, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

203-925-8021
Registrant's telephone number, including area code

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

On October 12, 2004, Raybestos Automotive Components Company, an indirect wholly owned subsidiary of the Registrant (“RACC”), and Local 771, International Union United Automobile, Aerospace and Agricultural Implement Workers of America (UAW), signed a new Collective Bargaining Agreement covering the hourly employees of RACC’s Sterling Heights, Michigan manufacturing plant. The Agreement was approved by the union membership on September 19, 2004.

In addition to the customary provisions of such an agreement, the Agreement provides for (a) wage increases of $.50 per hour for the first year and $.40 per hour for the second and third years; (b) in the event of a plant closing, severance benefits for hourly employees of RACC employed on September 19, 2004, in the amount of $500 for each full year of service; (c) RACC’s payment of the premium for severed employees’ medical insurance coverage for the balance of the month during which the employee is permanently laid off and for one additional month; and (d) at least thirty (30) calendar days advance notice to each hourly employee of his or her lay-off or termination date. RACC also agreed to pay each current employee a signing bonus of $500.

9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 10(a). Collective Bargaining Agreement signed on October 12, 2004, between Raybestos Automotive Components Company, an indirect wholly owned subsidiary of the Registrant, and Local 771, International Union United Automobile, Aerospace and Agricultural Implement Workers of America (UAW).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raytech Corporation
(Registrant)

Date October 14, 2004

(Signature)*

/s/ Edgar P. DeVylder
Edgar P. DeVylder, Vice President, Administration, General Counsel and Secretary

*Print name and title of the signing officer under his signature.